UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2022, Zomedica Corp. (the “Company”) and its wholly-owned subsidiary Zomedica Inc. entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Revo Squared LLC (the “Revo Squared”) and its majority member (Revo Squared and it majority member are referred to herein as the “Selling Parties”) pursuant to which Zomedica Inc. agreed to acquire substantially all of the assets of Revo Squared (the “Acquisition”). Revo Squared, based in Marietta, Georgia, is in the business of developing, manufacturing, marketing, distributing and selling diagnostic imaging products and services for use in animal health, including its SuperView, Sonoview Color, Sonoview Mini/Mini Plus and Microview product offerings (the “Revo Squared Products”).

The base purchase price for the Acquisition will be $6.0  million in cash, which will be subject to adjustments based on the amount of Revo’s Squared’s working capital at the closing of the Acquisition. $500,000 of the base purchase price will be deposited into a third-party escrow account for a period of 15 months to support Revo Squared’s indemnification obligation under the Purchase Agreement. The Company has also agreed to issue ten-year warrants (the “Warrants”) at the closing of the Acquisition to purchase an aggregate of 10,000,000 of the Company’s common shares to Revo Squared at a per share exercise price equal to the closing price of the Company’s common shares either on the trading day immediately prior to the date of closing of the Acquisition (if the closing occurs prior to the close of trading on the date of closing) or on the date of the closing of the Acquisition (if the closing occurs after the close of trading).  Zomedica Inc. has also agreed to pay Revo Squared aggregate earn-out payments of up to $4.0 million based on the achievement of milestones related to future net sales from Revo Squared Products. One-time earn-out payments of $2.0 million each will be payable upon net sales from Revo Squared Products exceeding $5.0 million and $10.0 million during any calendar year ending on or prior to December 31, 2027.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The Purchase Agreement also contained indemnification provisions pursuant to which the Selling Parties have agreed to indemnify Zomedica Inc. and its affiliate against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants.

The closing of the Acquisition is subject to closing conditions set forth in the Purchase Agreement. Consummation of the Acquisition is expected to occur on or around July 1, 2022, subject to the satisfaction or waiver of closing conditions.

The Purchase Agreement is attached to this report as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by the contents of the actual Purchase Agreement.

The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Revo Squared or the Company or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of the Purchase Agreement and as of specific dates, and were made solely for the benefit of the parties to the Purchase Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Revo Squared or the Company or any of their respective subsidiaries or affiliates.

Item 8.01. Other Events.

On June 15, 2022, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

If required, and in accordance with Item 9.01(a)(3) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed as necessary by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

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(b)	Pro forma financial information

If required, and in accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed as necessary by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)	Exhibit No.	Description

	2.1*	Asset Purchase Agreement dated June 14, 2022 by and among Revo Squared LLC, the Principal Member (as defined therein), Zomedica Inc. and Zomedica Corp.
	99.1	Press Release, dated June 15, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and/or schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: June 21, 2022	By:	/s/Ann Marie Cotter
Ann Marie Cotter
Chief Financial Officer

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EXHIBIT INDEX

(d)	Exhibit No.	Description

	2.1	Asset Purchase Agreement dated June 14, 2022 by and among Revo Squared LLC, the Principal Member (as defined therein), Zomedica Inc. and Zomedica Corp.
	99.1	Press Release, dated June 15, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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